SBA Communications Corporation
SEC Disclosures
SEC Disclosures
Statements made in the course of this presentation that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s
SEC filings, including but not limited to the Company’s reports on Form 10-K and Form
10-Q.  Our comments will include non-GAAP financial measures, as defined in Regulation
G.  The reconciliations of these non-GAAP financial measures to their most comparable
GAAP financial measures and other information required by Regulation G are included in our press release issued on November 1, 2007 and prior press releases, and have been posted on our website –
www.sbasite.com.  Copies of which may be obtained by
contacting the Company or the SEC.
Exhibit 99.1

SBA Communications Corporation
Solid Financials
Solid Financials
2007 projected results*
Total revenues - $407.8 million
Leasing revenues - $321.1 million
Adjusted EBITDA - $208.5 million
Equity Free Cash Flow - $116.3 million
Industry growth leader
Current market cap $3.8 billion
Current enterprise value $5.5 billion
* Based on midpoint of guidance given November 1, 2007

SBA Communications Corporation
3Q 2007 Highlights
3Q 2007 Highlights
Larger portfolio:
494 towers added year-to-date, now 6,045 towers
(1)
207 towers under contract to purchase
(1)
Very strong growth metrics (Q3 2007 vs. Q3 2006)
Site leasing tower revenue growth of 12.3%
(2)
Tower cash flow growth of 15.2%
(2)
Adjusted EBITDA growth of 16.8%
(2)
Equity free cash flow per share growth of 81.3%
(2)
Leverage at target
8.1x September 30, 2007 Net Debt / Annualized
Adjusted EBITDA
*(1)
As of November 1, 2007
*(2)
Excludes the effect of a $2.2 million one-time and non-recurring net site leasing revenue benefit in the year earlier period.

SBA Communications Corporation
Strong Leasing Revenue Growth Strong Leasing Revenue Growth
Strong Leasing Revenue Growth
($ in millions)
(1) Includes $63.2 million of Leasing Revenue associated with the AAT acquisition.
(2) 2007 and 2008 estimates are based on the midpoint of Site Leasing Revenue guidance given in our press release dated November 1, 2007.
$365.0
$144.0
$161.3
$256.2
$321.1
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
$300.0
$350.0
$400.0
2004 2005 2006 (1) 2007 (2) 2008 (2)

SBA Communications Corporation
$187.3
$276.0
$235.0
$101.1
$117.0
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
$300.0
2004 2005 2006 (1) 2007 (2) 2008 (2)
Strong Tower Cash Flow Growth Strong Tower Cash Flow Growth
Strong Tower Cash Flow Growth
($ in millions)
(1) Includes $27.0 million of Tower Cash Flow associated with the AAT acquisition.
(2) 2007 and 2008 estimates are based on the midpoint of Tower Cash Flow guidance given in our press release dated November 1, 2007.

SBA Communications Corporation
$78.8
$95.3
$151.0
$208.5
$247.0
$0.0
$50.0
$100.0
$150.0
$200.0
$250.0
$300.0
2004 2005 2006 2007 (1) 2008 (1)
20.0%
25.0%
30.0%
35.0%
40.0%
45.0%
50.0%
55.0%
60.0%
($ in millions)
Substantial Growth in EBITDA & Margin Substantial Growth in EBITDA & Margin
Substantial Growth in EBITDA & Margin
(1)
2007 and 2008 estimates are based on the midpoint of Revenue and EBITDA guidance given in our press release dated November 1, 2007

SBA Communications Corporation
($ in millions)
Tremendous Equity Free
Cash Flow Growth
Tremendous Equity Free
Tremendous Equity Free
Cash Flow Growth
Cash Flow Growth
(1)
2007 and 2008 estimates are based on the midpoint of Equity Free Cash Flow guidance given in our press release dated November 1, 2007.
$1.6
-
$24.4
$67.8
$116.3
$155.5
-$10.0
$10.0
$30.0
$50.0
$70.0
$90.0
$110.0
$130.0
$150.0
$170.0
2004 2005 2006 2007 (1) 2008 (1)